September 11, 1998



Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held on Wednesday, October 7, 1998, at 11:00 A.M., local time, at the Company's offices at Newport News/Williamsburg International Airport, Newport News, Virginia.

         As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to elect directors, approve a stock option plan to incentivize and benefit our employees, consultants and directors and to ratify the appointment of BDO Seidman as the independent auditors of the Company.

         The Board of Directors has approved the proposals and believes they are in the best interests of all of the Company's shareholders. We urge you to read the accompanying Proxy Statement carefully. At the Meeting, the Board of Directors will also report on the affairs of the Company. After the formal part of the meeting we will have a discussion period for questions and comments of general interest to shareholders.

         We look forward to greeting personally those shareholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                                          Very truly yours,



                                                          David E. Sandlin
                                                          Chairman of the Board

                      THE FLIGHT INTERNATIONAL GROUP, INC.
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of The Flight International Group, Inc. (the "Company") will be held at the Company's offices at Newport News/Williamsburg International Airport, Newport News, Virginia, on Wednesday, October 7, 1998 at 11:00 a.m., or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:

1.       To elect the Board of Directors.

2.       To ratify a proposal to approve the Company's 1998 Stock Option Plan.

3. To ratify the selection of BDO Seidman, independent certified public accountants, as the Company's independent auditors for the year ending
April 30, 1999.

4. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

         Only shareholders of record at the close of business on August 25, 1998 are entitled to notice of and to vote at the Annual Meeting. Shareholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.

         Shareholders who attend the annual meeting may revoke their proxy and vote their shares in person.




                                                              Ann P. Campbell
                                                              Secretary

Newport News, Virginia, U.S.A.
September 11, 1998

                      THE FLIGHT INTERNATIONAL GROUP, INC.
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Proxy Solicitation

         This Proxy Statement is mailed to holders ("Shareholders") of shares of the New Common Stock, par value $.01 per share ("Common Stock") of The Flight International Group, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on October 7, 1998, at 11:00 A.M. local time, at Newport News/Williamsburg International Airport, Newport News, Virginia, and at any adjournments of the meeting (the "Annual Meeting").

         At the Annual Meeting the Shareholders will vote upon: (1) the election of five directors; (2) the ratification of the Company's 1998 Stock Option Plan; and (3) the ratification of the selection of BDO Seidman, independent certified public accountants, as the Company's independent auditors for the year ending April 30, 1999. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Shareholders on or about September 11, 1998. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

         Proposals of Shareholders intended to be presented at the Company's 1999 Annual Meeting must be received at the Company's offices at Newport News/Williamsburg International Airport, Newport News, VA 23602, Attention: Ann
P. Campbell, Corporate Secretary, no later than July 1, 1999, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with Shareholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Directors' recommendations. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a Shareholder voting in person at the Annual Meeting.

Record Date and Voting Rights

         Shareholders of record at the close of business on August 25, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 1,013,976 shares of Common Stock. Shareholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting (including Proposals 2 and 3) requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for Shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of August 15, 1998, regarding the beneficial ownership of the Company's Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.



Name and                                                      Amount and
Address of                                                    Nature of
Beneficial                                                    Beneficial
Owner                                                         Ownership                Percent of Class
----------                                                    ----------               ----------------
David E. Sandlin                                              243,000 (1)               23.10%
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

Wayne M. Richmon                                              55,000                    5.42%
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

David Sharp                                                   1                         *
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

Gary D. Reinhart                                              - 0 -                     ---
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia 23602

Ann P. Campbell                                               - 0 -                     ---
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

C. Lofton Fouts, Jr.                                          - 0 -                     ---
6690 Knollwood Circle
Douglasville, GA 30135

John R. Bone                                                  145,000                   14.30%
P.O. Box 217, 3 East Broad St.
Newman, GA 30263




Vice Admiral Richard M. Dunleavy (Ret.)                       - 0 -                     ---
2220 Sandpiper Road
Virginia Beach, VA 23456

Flight Partners Limited., L.P. ("FPP")                        60,000                    5.92%
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Attention: Mr. William F. Wolffer, Jr.

Michigan National Bank                                        103,985                   10.26%(2)
2777 Inkster Road
Mail Code 10-60
Farmington Hills, MI 48334-5326
Attention: Otto Wilhelm, Vice President

SouthTrust Bank of Alabama, N.A.                              105,435                   10.40%(2)
112 N. 20th Street, 3rd Floor
Birmingham, AL 35203
Attention:  Mr. Lee Brown, Senior V.P.

First Tennessee National Bank Assn.                           54,073                    5.33%(2)
Box 84
Memphis, TN 38101
Attention: Gary Rick, Vice President

LeasePlan USA, Inc.                                           61,341                    6.05%(2)
180 Interstate North Parkway, Suite 400
Atlanta, GA 30339
Attention: John Stasiowski, Vice President

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (8 individuals)                                    443,001                   42.11%
                                                              -------                   ------


* Represents less than a one percent interest.

(1) Includes shares underlying 38,000 currently exercisable options to purchase shares of common stock.

(2) Pursuant to the Company's Amended Plan of Reorganization approved with the U.S. Bankruptcy Court (the "Plan"), 510,000 shares of New Common Stock were issued to unsecured creditors and certain other claimants of the Chapter 11 Entities, including these shareholders. The Company disputed, however, claims to approximately 200,000 of such shares to certain creditors. As of the date of filing of this Annual Report, as indicated above, the Company has resolved all such disputed claims, subject to final paperwork in one case.

                                PROPOSAL NUMBER 1
                           ELECTION OF FIVE DIRECTORS

         Five directors are to be elected at the Annual Meeting. James Lingan, previously a member of the Board of Directors, died in March 1998. The Board of Directors intends to fill this vacancy in accordance with the By-laws of the Company, and in the interim will operate with five directors. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director and their positions with the Company are as follows:


Name                                            Age      Date of Election          Position
----                                            ---      ----------------          --------

David E. Sandlin                                54       March 30, 1994            Chairman, President,
                                                                                   Director

Wayne M. Richmon                                41       February 13, 1995         Executive Vice President,
                                                                                   Treasurer, Chief Financial
                                                                                   Officer, Director

C. Lofton Fouts, Jr.                            66       February 13, 1995         Director

John R. Bone                                    47       February 13, 1995         Director

Vice Admiral Richard M. Dunleavy (Ret.)         65       May 24, 1995              Director


         Each nominee's business experience during the past five years is described below:

         David E. Sandlin. Mr. Sandlin has been Chairman, President and a Director of the Company and its subsidiaries since March 30, 1994, and was formerly President of Flight International's Sales and Leasing Division.
Mr. Sandlin has been involved in aircraft marketing and management since 1978. He has worked in various capacities for Cessna and Dassault and has extensive experience with Learjets. In 1990 he founded DESCO Aviation Consultants International ("DESCO") and is an officer, director and 50% shareholder of Maritime Sales & Leasing, Inc. ("Maritime"), a major lessor of turbine aircraft. Maritime has leased a total of 16 aircraft to FII, a subsidiary of the Company. Mr. Sandlin also is a one-third owner of The Aviation Company ("TAC"), which has leased one aircraft to the Company. See "Certain Relationships and Related Transactions."

         Wayne M. Richmon. Mr. Richmon, Executive Vice President, Treasurer, Chief Financial Officer and Director, joined the Company in 1992, and is responsible for finance, corporate administration, human resources, management information services and contract administration. Prior to joining the Company, he served previously as Chief Financial Officer for American Systems Engineering Company and held management positions at two national "big six" accounting firms, specializing in government contract and consulting services. Mr. Richmon is a CPA registered in the State of Virginia.

         C. Lofton Fouts, Jr. Mr. Fouts, Director, has been involved in the aviation industry for 29 years. He wrote the original Piper Flite Center training syllabus, the first standardized flight program used nationwide in the general aviation industry. In 1988, Mr. Fouts formed Lofton Fouts & Associates, Inc., a general aviation consulting business specializing in sales, acquisitions and mergers of fixed base operations and related aviation businesses.

         John R. Bone. Mr. Bone, Director, is President of Global Jet, a corporate aircraft sales and brokerage firm, and is an officer, director and 50% shareholder of Maritime. Mr. Bone studied aeronautical engineering at Northrup University. He is an A&P mechanic, has worked as Chief Pilot for major U.S. companies and currently is a pilot with a major United States airline. Global Jet, with Mr. Bone, has been instrumental in developing the fleet of Learjets for Phoenix Air Group, a competitor of FII. See "Certain Relationships and Related Transactions."

         Vice Admiral Richard M. Dunleavy (Ret.). Admiral Dunleavy, Director, was formerly Assistant Chief of Naval Operations (Air Warfare). Admiral Dunleavy joined the Staff of the Chief of Naval Operations in 1976. From 1978 to 1979 he was Commanding Officer of the USS Ponchatoula and assumed command of the USS Coral Sea in 1979. In 1981 he was selected as Commander of U.S. Naval Forces in the Philippines and later became Commander, Carrier Group FOUR/Commander Striking Force Atlantic. From 1986 to 1989 he was Commander, Naval Air Force, U.S. Atlantic Fleet. Admiral Dunleavy's military awards include a Distinguished Service Medal, three Legions of Merit, eight Air Medals and four Navy Commendation Medals.

Compliance With Section 16(a) of the Exchange Act

         The Company believes that all required Forms 3 and 4 were furnished to the registrant during the fiscal year ended April 30, 1998.

Board of Directors Meetings

         During the fiscal year ended April 30, 1998, there was one meeting of the Company's Board of Directors. Mr. Bone did not attend this meeting.

         The Board of Directors does not have standing audit, nominating or compensation committees. Approval of the annual audit is completed by management and the Board of Directors. Nominations are made by the Board of Directors as a whole. Any Shareholder interested in nominating a director should see "Submission of Shareholder Proposals" below. The Board of Directors as a whole determines the compensation of the Company's executive officers.

Executive Compensation

The following table reflects the aggregate cash compensation, including bonuses and deferred compensation, for services in all capacities to the Company during the fiscal years ended April 30, 1998, 1997 and 1996 for the Chief Executive Officer of the Company. No other executive officer of the Company had aggregate remuneration exceeding $100,000.

                                    ANNUAL COMPENSATION

                                                     Other
                                                     Annual       Other
Name, Principal Position      Year    Salary         Comp.        Compensation
------------------------      ----    ------         ------       ------------
David E. Sandlin(4)           1998    $110,728(1)    (2)          $31,920(3)
Chairman, President           1997    $110,000(1)    (2)          $13,700(3)
                              1996    $100,000(1)    (2)          $   962

(1) Pursuant to an Employment Agreement, dated as of January 3, 1995, by and between the Company and David E. Sandlin, as amended to date (the "Sandlin Agreement"), Mr. Sandlin received a salary at an annual rate of $100,000 from the effective date of such agreement through the end of the fiscal year ended April 30, 1996, $110,000 during the fiscal year ended April 30, 1997 and $110,000 during the fiscal year ended April 30, 1998. See "Employment Agreements," below.

(2) The Sandlin Agreement and Mr. Sandlin's employment arrangement prior to entering into the Sandlin Agreement provides for certain perquisites, including an apartment in Newport News, Virginia, travel costs to and from his home in Atlanta, Georgia and an automobile in Newport News. The aggregate cost of these items for the fiscal year ended April 30, 1998 was $30,079; for the fiscal year ended April 30, 1997, $25,280; and for the fiscal year ended April 30, 1996, $25,081.

(3) Mr. Sandlin was issued 10,000 shares of Common Stock in January 1997 as compensation. The valuation of such shares is an estimate by the Company. There is no current active trading market in the Company's securities. Mr. Sandlin also was granted 38,000 options to purchase shares of Common Stock, at an exercise price of $2.00 or an aggregate of $76,000 for all such shares, on March 9, 1998, which options were valued at $.84 per option. See "Employment Agreements," below.

(4) Mr. Sandlin is an officer, director and 50% shareholder of Maritime. Maritime has leased a total of 16 aircraft to FII, a subsidiary of the Company. Mr. Sandlin is also a one-third owner of TAC, which has leased one aircraft to the Company). The Company does not believe that any of the foregoing constituted compensation to Mr. Sandlin, but makes this disclosure for the sake of completeness. See, "Certain Relationships and Related Transactions."

The Flight International Group, Inc. 401(k) Plan

         The Flight International Group, Inc. 401(k) Plan (the "401(k) Plan") is a defined contribution plan sponsored by the Company. The 401(k) Plan covers all eligible employees of the Company. Employees become eligible to participate upon completing one year of service in a job classification not subject to a collective bargaining agreement. One year of service is defined as any consecutive 12 month period in which the employee works 1,000 hours.

         Participants may elect to have 1% to 15% of their compensation contributed to the 401(k) Plan, up to the maximum allowed by law. Contributions to the 401(k) Plan are matched by the Company at the rate of 40% of the first 5% of employees' contributions. On August 12, 1998, the Board of Directors approved an increase permitting the Company to match contributions at the rate of up to 50% of the first 6% of employees' contributions. All employee contributions, rollover contributions and earnings thereon are 100% vested. Company contributions vest at a rate of 20% per year. The participant may designate his contribution and employer matching contributions to be invested in any combination of eight funds maintained by the Trustee. After a participant dies or retires, the participant or his beneficiary is entitled to receive the entire vested balance of his account. The Company reserves the right to amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated, each participant is then vested with the amount in his account. The Company contributed $45,785 and $31,921 to the 401(k) Plan in fiscal years 1998 and 1997, respectively.

         The 401(k) Plan has received a determination letter from the Internal Revenue Service exempting it from Federal income taxes.

Directors' Compensation

         Directors who are not members of management or affiliates thereof receive $1,000 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with such attendance. Members of management and affiliates thereof who are directors do not receive separate compensation therefor.

Employment Agreements

The Sandlin Agreement

         The Sandlin Agreement continues for a term which expires December 31, 2001, provided that the Sandlin Agreement is renewed automatically from year to year thereafter unless either party gives notice of termination. Mr. Sandlin's base salary was previously $100,000 per year (subject to increases by the Board of Directors taking into consideration certain factors specified therein). On September 17, 1996, the Board of Directors approved the extension of the Sandlin Agreement through December 31, 2001, as well as a raise in Mr. Sandlin's base salary to $110,000, with 10% annual base salary increases. Separate from the Sandlin Agreement, the Board also approved (i) issuing to Mr. Sandlin, as compensation, 10,000 shares of Common Stock, which were issued in January 1997 and (ii) granting to Mr. Sandlin, as compensation, options to purchase 38,000 shares of Common Stock, exercisable at $2.00 per share or an aggregate of $76,000 for all such shares.

         Mr. Sandlin is reimbursed for all necessary and reasonable expenses incurred in performing under the Sandlin Agreement and certain other expenses specified therein (including without limitation for the cost of an apartment and automobile for his use in Newport News, Virginia and his travel expenses to and from his home in Atlanta, Georgia and Newport News). He is also entitled to participate in any benefit programs which the Company may establish.

         The Company may terminate the Sandlin Agreement for "cause" (as defined therein), in the event of the death or disability of Mr. Sandlin or at any time after delivery to Mr. Sandlin of a written notice of termination. Mr. Sandlin may terminate the Sandlin Agreement on sixty (60) days written notice for, among other things, a reduction in his base salary below that in existence upon signing (or other material breach by the Company), the relocation of the Company's offices and the assignment of duties inconsistent with his position or material adverse alteration in the nature or status of his responsibilities or conditions of employment (including without limitation material reductions in vacation or material increase in overnight travel obligations not reasonably required).

         In the event that the Sandlin Agreement is terminated by the Company for cause or in the event of death or disability, or in the event Mr. Sandlin terminates the Sandlin Agreement other than in connection with a change in control, Mr. Sandlin receives his salary, expense reimbursements and other benefits through the date of termination, in addition to any applicable insurance benefits.

         In the event of a termination by the Company not for cause, death or disability, or in the event Mr. Sandlin terminates the Sandlin Agreement in connection with a change in control, Mr. Sandlin receives the amounts described above plus a lump sum severance payment equal to the sum total of all base salary due to him for the remainder of his agreement, at the rate in effect at the time notice of termination is given. In this circumstance, the Company, for one year after termination, also will provide Mr. Sandlin with life and health insurance benefits substantially similar to those he was receiving immediately prior to the notice of termination. A change in control is deemed to have occurred in the event of a sale of the Company or merger of the Company with another business pursuant to which any person or entity other than certain specified entities (these are Maritime, Global Jet, Phoenix Air Group and DESCO, Aviation Consultants) become beneficial owners of capital stock of the Company.

         The Sandlin Agreement prohibits Mr. Sandlin, during the term of the Sandlin Agreement and for one year thereafter, from serving as an employee, owner, partner, agent, director, officer, consultant or shareholder (except ownership of 5% or less of most public companies) of a business which is materially in competition with the business of the Company, but this provision can be modified by formal resolution of at least 75% of the Board of Directors (excluding Mr. Sandlin). The Company agrees to indemnify Mr. Sandlin against reasonable expenses, liabilities and losses incurred or suffered by him in connection with his service to the Company.

Employment Agreement with Wayne M. Richmon

         The Company also has entered into an Employment Agreement with Wayne M. Richmon, its Executive Vice President, Treasurer and Chief Financial Officer, dated as of January 3, 1995 (the "Richmon Agreement"). The Richmon Agreement continues for a term which expires December 31, 1998, provided that the Richmon Agreement is renewed automatically from year to year thereafter unless either party gives notice of termination. Mr. Richmon's base salary was previously $80,000 per year (subject to increases by the Board of Directors taking into consideration certain factors specified therein). On September 17, 1996, the Board of Directors approved a raise in Mr. Richmon's base salary to $88,000. Upon each automatic renewal, Mr. Richmon's base salary increases 10% per annum. The Board also approved issuing to Mr. Richmon, as compensation, 5,000 shares of Common Stock, which were issued in January 1997.

         Mr. Richmon is reimbursed for all necessary and reasonable expenses incurred in performing under the Richmon Agreement and certain other expenses specified therein. He is also entitled to participate in any benefit programs which the Company may establish.

         The Company may terminate the Richmon Agreement for "cause" (as defined therein), in the event of the death or disability of Mr. Richmon or at any time after delivery to Mr. Richmon of a written notice of termination. Mr. Richmon may terminate the Richmon Agreement on sixty (60) days written notice for, among other things, a reduction in his base salary below (or other material breach by the Company), the relocation of the Company's offices and the assignment of duties inconsistent with his position or material adverse alteration in the nature or status of his responsibilities or conditions of employment.

         In the event that the Richmon Agreement is terminated by the Company for cause or in the event of death or disability, or in the event Mr. Richmon terminates the Richmon Agreement other than in connection with a change in control, Mr. Richmon receives his salary, expense reimbursements and other benefits through the date of termination, in addition to any applicable insurance benefits.

         In the event of a termination by the Company not for cause, death or disability, or in the event Mr. Richmon terminates the Richmon Agreement in connection with a change in control, Mr. Richmon receives the amounts described above plus a lump sum severance payment equal to 100% of his annual base salary at the rate in effect at the time notice of termination is given. In this circumstance, the Company, for one year after termination, also will provide Mr. Richmon with life and health insurance benefits substantially similar to those he was receiving immediately prior to the notice of termination. A change in control is deemed to have occurred in the event of a sale of the Company or merger of the Company with another business pursuant to which any person or entity becomes beneficial owner of capital stock of the Company.

         The Richmon Agreement prohibits Mr. Richmon, during the term of the Richmon Agreement and for one year thereafter, from serving as an employee, owner, partner, agent, director, officer, consultant or shareholder
(except ownership of 5% or less of most public companies) of a business which is materially in competition with the business of the Company.
The Company agrees to
indemnify Mr. Richmon against reasonable expenses, liabilities and losses incurred or suffered by him in connection with his service to the Company.

Certain Relationships and Related Transactions

         Mr. Sandlin is an officer, director and 50% shareholder of Maritime, a major lessor of turbine aircraft. Maritime has leased a total of 16 aircraft to FII at a total cost to FII of $2,696,000 for the fiscal year ended April 30, 1998. The Company believes the financial and other arrangements between FII and Maritime are reasonable and fair and similar to arrangements which would have been made in an arm's length transaction between FII and an unaffiliated third party. The Company does not believe that Mr. Sandlin's relationship with Maritime materially interferes with his ability to fully perform his obligations to the Company as a director, officer and employee.

         Mr. Sandlin is also a one-third owner of TAC, which has leased one Casa 235 aircraft to the Company. In anticipation of a project to send Casa 235 aircraft to Bahrain, the Company sought to lease a plane from TAC. In expectation of this lease, TAC purchased the aircraft intended for the lease. Thereafter, this project was eliminated due to DOD budget cutting. However, the aircraft was leased to the Company in January, 1996. As of April 30, 1998, the Company had not found a full time use for the aircraft. Prior to April 30, 1996, this situation had been causing harm to its cash flow. On April 30, 1998 the lease was modified from $60,000 per month to $500 per hour flown. This has substantially reduced the cost of carrying this aircraft, although certain other significant expenses, such as insurance and other maintenance, continue. However, for the six months during the fiscal year ended April 30, 1998, TAC arranged for the use of this aircraft by a third party which third party, bore all of the expenses related to this aircraft during such period. There are no assurances that any such arrangement will continue. The Company believes that the financial and other arrangements between FII and TAC are reasonable and fair and similar to arrangements which would have been made in an arm's length transaction between FII and an unaffiliated third party.

         Mr. Bone is an officer, director and 50% shareholder of Maritime. In addition, Mr. Bone is the sole shareholder, director and officer of Global Jet ("Global Jet"), which, with Mr. Bone, has been instrumental in developing the fleet of Learjets for Phoenix Air Group, a competitor of FII. The Company does not believe that Mr. Bone's relationships with Maritime and Global Jet materially interfere with Mr. Bone's ability to fully perform his obligations to the Company as a director.

         On August 12, 1998, the Company entered into a Joint Venture Agreement with Maritime, pursuant to which the Company will undertake major repairs to a certain aircraft owned by Maritime, with the intention of selling such aircraft. The Company will be paid for its repairs if the aircraft is sold or leased. If the aircraft is sold, the net proceeds of sale (after reimbursement to Maritime and the Company of their respective costs) shall be split equally between Maritime and the Company. In the alternative, the Company may lease the aircraft from Maritime, in which case the Company will be paid for its costs, plus a markup which it customarily obtains in repairs to Maritime, and the Company will not participate in the proceeds of any future sale. Finally, if Maritime leases the aircraft to a third party, the Company will be paid for its costs, plus its customary retail markup, and the Company will not participate in the proceeds of any future sale.

         The Board of Directors of the Company currently requires approval or ratification by the Board of all related party transactions.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.


                 PROPOSAL 2: APPROVAL OF 1998 STOCK OPTION PLAN

         On August 12, 1998, the Company adopted the The Flight International Group 1998 Stock Option Plan (the "Option Plan") by the Board of Directors, subject to approval by the Shareholders. The full text of the Plan is provided in Exhibit A to this Proxy Statement. The discussion which follows summarizes features of the Option Plan, provides full information concerning the options heretofore granted, and also provides information concerning other matters relevant to the proposal to approve the Option Plan (and therefore, effectively those options). The summary information below should be read in conjunction with Exhibit A, which Shareholders are advised to review in its entirety in connection with their deliberations upon this proposal.

         The Option Plan will be administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan if required pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, directors or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the Option Plan and all other persons having any interest in the Option Plan. It is presently anticipated that approximately six individuals initially will participate in the Option Plan.

         The total number of shares of Common Stock that may be subject to Awards under the

Option Plan is 500,000, subject to adjustment in accordance with the terms of the Option Plan. Common Stock issued under the Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof.
To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award which lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards.

         The Company has not yet granted any Awards under the Option Plan.

         Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant (or 110% of fair market value in the case of an incentive stock option granted to a ten percent shareholder).

         Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the shareholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below).

         For purposes of the Option Plan, (i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         In the event that an Option holder ceases to be an employee for any reason other than permanent disability, retirement under certain circumstances (as determined by the Board of Directors) or death, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall automatically terminate upon the date on which the Option holder ceased to be so employed. In the event of the termination of an Option holder's employment resulting from retirement or permanent disability of the Option holder while an employee, any Option granted to such employee shall be exercisable for one (l) year after the date of termination of employment due to permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an Option holder while an employee, or during the one (l) year period after the date of termination of employment due to retirement or permanent disability of the Option holder, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the Option holder, but in no event after the expiration of the exercise period.

         The Board of Directors may at any time alter, amend, suspend or discontinue the Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the Option Plan, without his consent, or which, without the requisite vote of the shareholders of the Company approving such action, would:

         (a) except as is provided in the Option Plan, increase the total number of shares of stock reserved for the purposes of the Option Plan; or

         (b) extend the duration of the Option Plan; or

         (c) materially increase the benefits accruing to participants under the Option Plan; or

         (d) change the category of persons who can be eligible participants under the Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

         Shareholder approval of the Option Plan is not required by Georgia corporate law. However, shareholder approval is required in order for incentive stock options to be granted under the Option Plan. Accordingly, the Option Plan has been adopted by the Board subject to Shareholder approval at the Annual Meeting, and all Options previously granted under the Option Plan also have been granted subject to such approval. If the proposal to approve the Option Plan is not carried at the Annual Meeting, all Options under the Option Plan then outstanding automatically will be canceled, and no further grants will be made under the Option Plan.

         The proposal to approve the Option Plan will be carried if a majority of the shares of Common Stock entitled to vote and actually voted upon the proposal at the Annual Meeting are voted "for" the proposal, provided that the total number of shares voted against the proposal equals a majority of all common shares entitled to vote. For this purpose, any shares for which an abstention or broker non-vote is registered will not be considered to have been voted upon the proposal.

         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.



                                PROPOSAL NUMBER 3

                              ELECTION OF AUDITORS

         The Shareholders will be asked to ratify the appointment of the firm of BDO Seidman, independent certified public accountants, as auditors of the Company for the fiscal year ended April 30, 1999. A representative of BDO Seidman will be present at the Annual Meeting, have an opportunity to make a statement if he so desires, and be available to respond to appropriate questions from Shareholders.

         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

         The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Shareholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the direction of the person or persons holding the proxy.

Submission of Proposals of Shareholders

         Proposals of Shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received at the Company's offices at Newport News/Williamsburg Airport, Newport News, Virginia 23602, Attention: Ann
P. Campbell, Corporate Secretary, no later than July 1, 1999, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Annual Report

         The Annual Report of the Company for the fiscal year ended April 30, 1998, including audited financial statements, is enclosed with this proxy statement, but is not a part of the proxy solicitation material. The exhibits to the Form 10-KSB of the Company for the fiscal year ended April 30, 1998, as amended to date, which the Annual Report includes, are not included with this proxy statement; however, the Company is willing to supply copies of such exhibits (to the extent not accepted for confidential treatment) upon written request to the Company.

                                    EXHIBIT A

                            1998 STOCK OPTION PLAN OF

                      THE FLIGHT INTERNATIONAL GROUP, INC.

                                 AUGUST 12, 1998



l.       PURPOSE OF THE PLAN

         The purpose of the 1998 Stock Option Plan (the "Plan") of THE FLIGHT INTERNATIONAL GROUP, INC. (the "Company") is to provide an incentive to employees, directors and consultants whose present and potential contributions to the Company and its Subsidiaries (as such term is defined in Section 2 below) are or will be important to the success of the Company by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that this purpose will be effected through the issuance of stock options to purchase shares of New Common Stock, $.01 par value per share, of the Company ("Common Stock") (such options are sometimes referred to herein as "Awards"). Stock options may be granted under the Plan which qualify as "Incentive Stock Options" ( "ISO" or collectively as "ISOs") under Section 422 of the Internal Revenue Code of l986, as it may be hereafter amended (the "Code") as well as "Nonqualified Stock Options" ("NQSO" or collectively as "NQSOs") which are any options that are not Incentive Stock Options.

2.       ELIGIBILITY

         Awards may be made or granted to employees, directors and consultants of the Company or its Subsidiaries, who are deemed to have the potential to have a significant effect on the future success of the Company (such eligible persons being referred to herein as "Eligible Participants"). The term "employees" shall include officers of the Company or of a Subsidiary. Directors of the Company or any Subsidiary or consultants who are not employees of the Company or a Subsidiary are not eligible to receive options which qualify as ISO's. No ISO shall be granted to an employee who, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of capital stock of the employer corporation (as such term is used in the Code) or any Parent or Subsidiary of the employer corporation, provided, however, that an ISO may be granted to such an employee if at the time such ISO is granted the option price is at least one hundred ten percent (ll0%) of the fair market value of stock subject to the ISO on the date of grant (as determined pursuant to Subsection 8(a) hereof) and such ISO is by its terms not exercisable after the expiration of five (5) years from the date such option is granted. The terms "Subsidiary" and "Parent" as used herein shall have the meanings given them in
Section 425 of the Code. Awards may be made to personnel who hold or have held options or shares under the Plan or any other plans of the Company.

3.       STOCK SUBJECT TO THE PLAN

         The shares that may be issued upon exercise of options under the Plan shall not exceed in the aggregate 500,000 shares of the Common Stock, as adjusted to give effect to the anti-dilution provisions contained in Section 7 hereof. Such shares may be authorized and unissued shares, or shares purchased by the Company and reserved for issuance under the Plan. If a stock option for any reason expires or is terminated without having been exercised in full, those shares relating to an unexercised stock option shall again become available for grant and/or sale under the Plan.

4.       ADMINISTRATION

         (a) Procedure. The Plan shall be administered by the Board of Directors or by a Committee of the Board of Directors, if one is appointed for this purpose (the "Committee"). Committee members shall serve for such term as the Board of Directors may in each case determine, and shall be subject to removal at any time by the Board of Directors.

         (b) Powers of the Board or Committee. As used herein, except as the Committee's powers are specifically limited in Sections 4, 5, 15 and 16 hereof, reference to the Board of Directors shall mean such Board or the Committee, whichever is then acting with respect to the Plan. Subject to the provisions of the Plan, the Board of Directors shall have the authority in its discretion: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price per share of stock options to be granted; (iii) to determine the Eligible Participants to whom, and time or times at which, Awards shall be granted and the number of shares to be issuable upon exercise of each stock option; (iv) to construe and interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Award (which need not be identical); and (vii) to make all other determinations necessary to or advisable for the administration of the Plan.

5.       DURATION OF THE PLAN

         The Plan shall become effective upon the approval of the requisite vote of the shareholders of the Company, and upon the approvals, if required, of any other public authorities. The Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Board unless sooner terminated under
Section 15 hereof. Notwithstanding any of the foregoing to the contrary, the Board of Directors (but not the Committee) shall have the authority to amend the Plan pursuant to Section 15 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Plan had not been amended or terminated.

6.       OPTIONS

         Options shall be evidenced by stock option agreements in such form, and not inconsistent with the Plan, as the Board of Directors shall approve from time to time, which agreements shall contain in substance the following terms and conditions:



         (a) Types of Options. Both ISOs and NQSOs may be granted. In connection with the grant of an Option, the Committee shall specify whether the Option is intended to be an ISO or a Committee shall specify whether the Option is intended to be an ISO or a NQSO, and the agreement evidencing the Option shall designate it accordingly. In connection with the grant of any Option intended to be an ISO, the Committee may prescribe such terms and conditions other than those specified in the Plan as the Committee deems desirable to qualify the Option as an incentive stock option under the Code. If for any reason an Option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify shall not invalidate the Option (or such portion), and instead the disqualified portion (or, if necessary, the whole Option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the Option agreement.

         (b) Option Price; Number of Shares. The option price, which shall be approved by the Board of Directors, shall in no event be less than one hundred percent (l00%) in the case of ISOs, and eighty-five percent (85%) in the case of other options, of the fair market value of the Company's Common Stock at the time the Option is granted. The fair market value of the Common Stock, for the purposes of the Plan, shall mean: (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there are no closing bid prices for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if no such quotations are available, as determined in good faith by the Board of Directors.

         The option agreement shall specify the total number of shares to which it pertains and whether such Options are ISOs or are not ISOs. With respect to ISOs granted under the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $l00,000 under all plans of the employer corporation or its Parent or Subsidiaries.

         (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Board of Directors will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. (The period from the date of grant of an Option until the date on which such Option may first be exercised, if not immediately exercisable, is referred to herein as the "waiting period. ") At the time an Option is granted, the Board of Directors shall fix the period within which it may be exercised which shall not be less than one (l) year nor more than ten (l0) years from the date of grant. (Any of such periods is referred to herein as the "exercise period.")

         (d) Form and Time of Payment. Stock purchased pursuant to an option agreement shall be paid for at the time of purchase either in cash or by certified check or, in the discretion of the Board of Directors, as set forth in the stock option agreement (i) in a combination of cash and a promissory note,
(ii) through the delivery of shares of Common Stock, or (iii) in a combination of the methods described above. Upon receipt of payment, the Company shall, without transfer or issue tax to the Option holder or other person entitled to exercise the Option, deliver to the Option holder (or such other person) a certificate or certificates for the shares so purchased.

         (e) Effect of Death or Retirement under Certain Circumstances. If the grantee of a then - outstanding Option should cease to be an employee of the Company and its Subsidiaries due to (i) retirement at or after 65, (ii) retirement at an age not younger than age 55 and with the Company's consent or pursuant to the disability retirement provisions of a Company-sponsored pension or profit-sharing plan applicable to the grantee, or (iii) the grantee's death, the Option thereupon shall become exercisable for the full amount of Shares for which it has not previously been exercised, regardless of whether all installments of the Option otherwise would have been exercisable at the time. Thereafter, the Option shall continue to be exercisable by the grantee (or his or her administrator or executor or another person who has acquired the right to exercise the Option by bequest or inheritance or by intervivos gift from the grantee) until the first anniversary of the grantee's employment termination or, if earlier, the expiration date of the Option.

         (f) Effect of Other Employment Termination. If the grantee of a then - outstanding Option should cease to be an employee of the Company and its Subsidiaries under any circumstances other than those specified in Section 6(e), the Option thereupon automatically shall terminate.

         (g) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

 7.      RECAPITALIZATION

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any stock option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

8.       ACCELERATION

         (a) Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the Plan, but subject to any determination by the Board of Directors to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding Option granted under the Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the shareholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

         (b)  For purposes of this Section 8:

              (i) An "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

              (ii) A "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities).

              (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

9.   CONTINUATION OF RELATIONSHIP; LEAVE OF ABSENCE

         (a) Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way, the right of the Company or of any Subsidiary to terminate any Eligible Participant's employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Company or Subsidiary.

         (b) For purposes of the Plan, a transfer of a recipient of Options hereunder from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or a leave of absence duly authorized by the Company shall not be deemed a termination of employment or a break in the incentive, waiting or exercise period, as the case may be. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions with respect to continuance of stock rights, Options or restricted shares previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.

l0.      GENERAL RESTRICTION

         Each Award made under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its sole and subjective discretion, that the registration, qualification or listing of the shares subject to such Award upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Company shall not be required to issue such shares unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Nothing in the Plan or any agreement or grant hereunder shall obligate the Company to effect any such registration, qualification or listing.

11.      RIGHTS AS A SHAREHOLDER

         The holder of a stock option shall have no rights as a shareholder with respect to any shares covered by the stock option, until the date of issuance of a stock certificate to him for such shares related to the exercise thereof. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

l2.      TRANSFER RESTRICTIONS

         During the lifetime of the grantee, an option granted under the Plan may not be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner, except that the Committee, in its discretion and subject to such conditions as it may determine to impose, may permit an inter vivos transfer by gift to an immediate family member of the grantee or to a charitable organization.

l3.      WITHHOLDING TAXES

         Whenever under the Plan shares are to be issued upon exercise of stock options granted hereunder, the Company shall have the right to require the Eligible Participant to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or at such later time as when the Company may determine that such taxes are due. Whenever under the Plan payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy applicable federal, state and local withholding tax requirements.

l4.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board of Directors nor any provision of the Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board of Directors (but not the Committee) may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of a stock option under any agreement theretofore entered into hereunder, without his consent, or which, without the requisite vote of the shareholders of the Company approving such action, would:

         (a) except as is provided in Section 7 of the Plan, increase the total number of shares of stock reserved for the purposes of the Plan; or

         (b) extend the duration of the Plan; or

         (c) materially increase the benefits accruing to participants under the Plan; or

         (d) change the category of persons who can be Eligible Participants under the Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

16.      LIMITATIONS ON EXERCISE

         Notwithstanding anything to the contrary contained in the Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the holder from the Company.

17.      GOVERNING LAW

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia.


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

18.      REGULATORY COMPLIANCE AND LISTING

         Notwithstanding anything in the Plan to the contrary, the issuance or delivery of any Shares pursuant to the exercise of an Option may be postponed by the Company for such period as may be required to enable the Company to comply with any applicable securities laws or regulations, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any applicable provision of law or regulation of any governmental authority or national securities exchange.



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